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                    NON-STATUTORY STOCK OPTION AGREEMENT

     THIS AGREEMENT is entered into and effective as of this 20th day of February, 1998 (the "Date of Grant"), by and between Ecolab Inc. (the "Company") and ALLAN L. SCHUMAN (the "Optionee").

     A. The Company has adopted the Ecolab Inc. 1997 Stock Incentive Plan (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant non-statutory stock options to employees of the Company and its Subsidiaries (as defined in the Plan).

     B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

     Accordingly, the parties agree as follows:

ARTICLE 1.  GRANT OF OPTION.

     The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase SEVEN HUNDRED FIFTEEN THOUSAND (715,000) shares (the "Option Shares") of the Company's common stock, $1.00 par value (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is not intended to be an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2.  OPTION EXERCISE PRICE.

     The per share price to be paid by Optionee in the event of an exercise of the Option will be $49.00.

ARTICLE 3.  DURATION OF OPTION AND TIME OF EXERCISE.

     3.1 INITIAL PERIOD OF EXERCISABILITY. The Option will be exercisable as to 100% of the Option Shares beginning on the third anniversary of the Date of Grant. This Option will remain exercisable as to all unexercised Option Shares until 5:00 p.m. (St. Paul, Minnesota time) on the date that is five years and three months following the Date of Grant ("Time of Termination").

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     3.2  TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

     (a) In the event that the Optionee's employment or other service with the Company and all Subsidiaries is terminated by reason of the Optionee's death or Disability (as defined in the Plan), this Option will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event will this Option be exercisable after the Time of Termination).

     (b) In the event that the Optionee's employment or other service with the Company and all Subsidiaries is terminated by reason of the Optionee's Retirement (as defined in the Plan), this Option will remain exercisable to the extent exercisable as of such termination for a period of five years after such termination (but in no event will this Option be exercisable after the Time of Termination).

     (c) In the event the Optionee's employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and this Option will no longer be exercisable; provided, however that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause" (as defined in the Plan), this Option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event will this Option be exercisable after the Time of Termination).

     (d) A change in the Optionee's status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of the Optionee's employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

     3.3 CHANGE IN CONTROL. If any events constituting a Change in Control (as defined in the Plan) of the Company will occur, then this Option, if it has been outstanding for at least six months from the Date of Grant, will become immediately exercisable in full and will remain exercisable in accordance with the terms of this Agreement.

     3.4  BREACH OF CONFIDENTIALITY OR NONCOMPETE AGREEMENTS.
Notwithstanding anything in this Agreement to the contrary, in the event that the Optionee materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of the Optionee's employment with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Optionee under the Plan and this Agreement without notice of any kind.

ARTICLE 4.  MANNER OF OPTION EXERCISE.

     4.1 NOTICE. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery,


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in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in St. Paul, Minnesota (Attention: Vice President-Human Resources), of a written notice of exercise. Such notice will be in a form satisfactory to the Committee, will identify the Option, will specify the number of Option Shares with respect to which the Option is being exercised, and will be signed by the person or persons so exercising the Option. Such notice will be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section
3.2 above, by any person or persons other than the Optionee, the notice will be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership. In the event that the Option is being exercised, as provided by resolutions of the Committee and Section 4.2 below, by tender of a Broker Exercise Notice, the Company will deliver such stock certificates directly to the Optionee's broker or dealer or their nominee.

     4.2 PAYMENT. At the time of exercise of this Option, the Optionee will pay the total purchase price of the Option Shares to be purchased solely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" will have the meanings set forth in the Plan. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

ARTICLE 5.  NONTRANSFERABILITY.

     Neither this Option nor the Option Shares acquired upon exercise may be transferred by the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, except as provided in the Plan. Any attempt to transfer or encumber this Option or the Option Shares other than in accordance with this Agreement and the Plan will be null and void and will void this Option.

ARTICLE 6.  LIMITATION OF LIABILITY.

     Nothing in this Agreement will be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Optionee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee in any particular position, at any particular rate of compensation or for any particular period of time.


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ARTICLE 7.  WITHHOLDING TAXES.

     7.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or otherwise incurred with respect to this Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

     7.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require the Optionee to satisfy, in whole or in part, any withholding or tax obligation as described in Section 7.1 above by electing to tender Previously Acquired Shares or a Broker Exercise Notice, or by a combination of such methods.

ARTICLE 8.  ADJUSTMENTS.

     In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number, kind and exercise price of securities subject to this Option.

ARTICLE 9.  SUBJECT TO PLAN.

     The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

ARTICLE 10.  MISCELLANEOUS.

     10.1 BINDING EFFECT. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.


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     10.2 GOVERNING LAW.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota without regard to conflicts of laws provisions. Any legal proceedings related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

     10.3 ENTIRE AGREEMENT. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

     10.4 AMENDMENT AND WAIVER. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

     The parties to this Agreement have executed this Agreement effective the day and year first above written.

                                  ECOLAB INC.

                                  By: /s/ Diana Doshon Lewis
                                  Its     Vice President, Human Resources
                                      -----------------------------------

[By execution of this             OPTIONEE
Agreement, the Optionee
acknowledges having
received a copy of                /s/ Allan L. Schuman
the Plan.]                        --------------------------------------
                                           (Signature)
                                           Allan L. Schuman
                                           9349 Olympia Dr.
                                           Eden Prairie, MN  55347
                                           SSN:   ###-##-####


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